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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939, 333-31793, 333-52255,
333-71075, 333-75569, 333-78703, 333-78705, 333-82597, 333-84597, 333-85475,
333-90299, 333-92487, 333-45024, 333-56560 and 333-73750 of RSA Security Inc.
(the "Company") on Forms S-8 and Registration Statement No. 333-49949, 333-73460 and 333-65210 of the Company on Form S-3 of our report dated March 13, 2002, (the report on the consolidated financial statements expressing an unqualified opinion which contains an emphasis of matter paragraph relating to the adoption of Statements of Financial Accounting Standards Nos. 141 and 142) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
April 1, 2002




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